SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934

Filed by the Registrant x Filed by a Party other than the Registrant o
Check the appropriate box:

o	Preliminary Proxy Statement

o	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

o	Definitive Proxy Statement

x	Definitive Additional Materials

o	Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

GSE SYSTEMS, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

x	No fee required.

o	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
_________________________________________________________________________________

(2)	Aggregate number of securities to which transaction applies:
_________________________________________________________________________________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
_________________________________________________________________________________

(4)	Proposed maximum aggregate value of transaction:
_________________________________________________________________________________

(5)	Total fee paid:
_________________________________________________________________________________

o	Fee paid previously with preliminary materials.

o
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
_________________________________________________________________________________

(2)	Form, Schedule or Registration Statement No.:
_________________________________________________________________________________

(3)	Filing Party:
_________________________________________________________________________________

(4)	Date Filed:
_________________________________________________________________________________

SUPPLEMENT TO THE PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 7, 2016

The following information relates to the proxy statement (the "Proxy Statement") of GSE Systems, Inc. (the "Company"), dated April 27, 2016, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for the 2016 Annual Meeting of Stockholders and any adjournment or postponement thereof (the "Annual Meeting"), to be held at the Company's headquarters located at 1332 Londontown Blvd., Suite 200, Sykesville, Maryland 21784, on Tuesday, June 7, 2016, at 9:00 a.m. Eastern Time. All capitalized terms used in this supplement to the Proxy Statement (the "Supplement") and not otherwise defined herein have the meaning ascribed to them in the Proxy Statement.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Supplemental Disclosure Concerning Proposal 4

The purpose of this Supplement is to correct and supplement certain information contained in the Proxy Statement in connection with the proposal to approve the Company's 1995 Long-Term Incentive Plan, as amended and restated, effective April 22, 2016 (the "Amended and Restated Plan"), As disclosed in the Proxy Statement, the Amended and Restated Plan  provides for (a) reservation of an additional 1,000,000 shares of common stock for issuance thereunder, (b) certain technical and clarifying amendments intended to (i) increase the Company's ability to use the Plan to recruit and hire senior executives and other critical employees, (ii) ensure the Plan's compliance with applicable law, including Sections 162(m) and 409A of the Internal Revenue Code of 1986, and (iii) extend the term of the Plan, which is scheduled to terminate on June 30, 2018, through April 21, 2026, and (c) and certain other changes as described in Proposal 4.

Prior to its amendment and restatement, the 1995 Long-Term Incentive Plan (the "Plan") established a limit of 400,000 shares for awards to any one individual within a single fiscal year. The Amended and Restated Plan permits the Company to issue a multiple of three times that number of shares of common stock within a single fiscal year to an individual in connection with a new hire or internal promotion into a new position. The Amended and Restated Plan also adds a limitation of a maximum cash amount payable in connection with awards of any combination that may be granted during any one fiscal year equal to 400,000 times the fair market value per share of the Company's common stock, subject to certain exceptions. The purpose of establishing these updated limits is to improve the Company's ability to utilize equity incentives to attract and retain the services of key individuals and high-quality employees, officers, directors and consultants essential to its long-term growth and financial success, to assist with Plan administration and to improve the Plan's overall consistency with best practice for such plans and compliance with applicable law.

As disclosed in the Proxy Statement, the Company and Kyle J. Loudermilk entered into a Restricted Share Unit Agreement in July 2015 when the Company hired Mr. Loudermilk as its Chief Executive Officer and President. Under the Restricted Share Unit Agreement and as disclosed in the Proxy Statement beginning on page 23, Mr. Loudermilk received 850,000 performance-restricted stock units under the Plan. The vesting of these restricted stock units is tied directly to increases in the volume weighted average price of the Company's common stock.

1

The Company recently received correspondence from a purported stockholder of the Company alleging that the grant of the 850,000 performance-restricted stock units in July 2015 exceeded the limit of 400,000 shares for awards to any one individual within a single fiscal year. The Company believes that this grant of performance-restricted stock units was permitted under the Plan. In response to this allegation, however, the Board is in the process of determining whether that grant exceeded the limit contained in the Plan and what actions, if any, are necessary as a result. Notwithstanding the alleged violations, the Board strongly believes that the compensation and incentive package awarded to Mr. Loudermilk, including the award of 850,000 performance-restricted stock units, is in the best interests of the Company and its stockholders and adequately aligns the interest of Mr. Loudermilk with those of the Company's stockholders.

You are encouraged to read the complete text of the Amended and Restated Plan, included as Annex A to this Supplement. In the event of any inconsistency between the Amended and Restated Plan and this Supplement, the Amended and Restated Plan will control.

Any vote previously entered, either by mailing a proxy card, over the Internet or by telephone, "FOR" or "AGAINST" proposal 4 will be counted as a vote "FOR" or "AGAINST" proposal 4. If you have already returned your proxy card or voted your proxy over the Internet or by telephone, and would like to change your vote on any matter, you may revoke your proxy by (1) following the instructions on the notice of Internet availability and entering a new vote by mail, over the Internet or by telephone before the Annual Meeting, or (2) attending the Annual Meeting and voting in person. If you hold your shares through a broker, bank, or other nominee, you must contact them in order to find out how to change your vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE COMPANY'S 1995 LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED, EFFECTIVE APRIL 22, 2016.

This Supplement is first being released to stockholders on or about May 27, 2016 and should be read together with the Proxy Statement. The information contained in this Supplement to the Proxy Statement modifies or supersedes any inconsistent information contained in the Proxy Statement.

2

Annex A

GSE SYSTEMS, INC.
1995 LONG-TERM INCENTIVE PLAN
(As Amended and Restated Effective April 22, 2016)

1.	Restatement, Purpose and Types of Awards

GSE Systems, Inc., a Delaware corporation (the "Corporation"), maintained the GSE Systems, Inc.  1995 Long-Term Incentive Plan (As Amended through March 6, 2014) (the "Prior Plan").  The Prior Plan has been amended and restated, as set forth herein, effective April 22, 2016, subject to the approval of the shareholders of the Corporation within twelve months of such effective date (the "Plan").  Notwithstanding anything herein to the contrary, nothing in this Plan shall adversely affect the rights or obligations, under any Award granted under the Prior Plan, of any grantee or holder of the Award without such person's approval.

The purpose of the Plan is to promote the long-term growth and profitability of the Corporation by: (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Corporation; and (ii) enabling the Corporation to attract, retain and reward the best-available persons.

The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, or any combination of the foregoing.

2.	Definitions

Under this Plan, except where the context otherwise indicates, the following definitions apply:

(a)	"Affiliate" shall mean any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Corporation (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, "control" shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

(b)	"Award" shall mean any stock option, stock appreciation right, stock award, phantom stock award, or performance award.

(c)	"Board" shall mean the Board of Directors of the Corporation.

(d)	"Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(e)	"Common Stock" shall mean shares of common stock of the Corporation, $.01 par value.

(f)	"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

(g)	"Fair Market Value" of a share of the Corporation's Common Stock for any purpose on a particular date shall mean the last reported sale price per share of Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the American Stock Exchange, or if the Common Stock is not so listed or admitted to trading or included for quotation, the last quoted price, or if the Common Stock is not so quoted, the average of the high bid and low asked prices, regular way, in the over-the-counter market, as reported by the American Stock Exchange or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices, regular way, as furnished by a professional market maker making a market in the Common Stock as selected in good faith by the Administrator or by such other source or sources as shall be selected in good faith by the Administrator. If, as the case may be, the relevant date is not a trading day, the determination shall be made as of the next preceding trading day. As used herein, the term "trading day" shall mean a day on which public trading of securities occurs and is reported in the principal consolidated reporting system referred to above, or if the Common Stock is not listed or admitted to trading on a national securities exchange or included for quotation on the American Stock Exchange, any business day.

(h)	"Grant Agreement" shall mean a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

(i)	"Parent" shall mean a corporation, whether now or hereafter existing, within the meaning of the definition of "parent corporation" provided in Code section 424(e), or any successor thereto.

(j)	"Subsidiary" and "subsidiaries" shall mean only a corporation or corporations, whether now or hereafter existing, within the meaning of the definition of "subsidiary corporation" provided in Section 424(f) of the Code, or any successor thereto.

3.	Administration

(a)	Administration of the Plan. The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time (the Board, committee or committees hereinafter referred to as the "Administrator").

(b)	Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Section 7(d) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee's employment or other relationship with the Corporation; and (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period.  The Administrator shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable.

(c)	Non-Uniform Determinations. The Administrator's determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(d)	Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(e)	Indemnification. To the maximum extent permitted by law and by the Corporation's charter and bylaws, the members of the Administrator shall be indemnified by the Corporation in respect of all their activities under the Plan.

(f)	Effect of Administrator's Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator's sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Corporation, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Corporation, and their respective successors in interest.

4.	Shares Available for the Plan; Maximum Awards

Subject to adjustments as provided in Section 7(d), the shares of Common Stock that may be issued with respect to Awards granted under the Plan (including, for purposes of this Section 4, the Prior Plan) shall not exceed an aggregate of 7,500,000 shares of Common Stock.  The Corporation shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(d).  If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are surrendered to the Corporation in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), the shares subject to such Award and the surrendered shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to the Corporation in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

Subject to adjustments as provided in Section 7(d) and at the end of this paragraph, (a) the maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any one fiscal year of the Corporation to any one individual under this Plan shall be limited to 400,000, and (b) the maximum cash amount payable for Awards of any combination that may be granted during any one fiscal year of the Corporation to any one individual under this Plan shall be limited to the amount equal to 400,000 times the Fair Market Value per Share of Common Stock.  The foregoing per-individual limits are multiplied by three for grants awarded in connection with a new hire or internal promotion into a new position within the Corporation.  Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled.

5.	Participation

Participation in the Plan shall be open to all employees, officers, directors, and consultants of the Corporation, or of any Affiliate of the Corporation, as may be selected by the Administrator from time to time.

6.	Awards

The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan.  Awards may be granted individually or in tandem with other types of Awards.  All Awards are subject to the terms and conditions provided in the Grant Agreement.

(a)	Stock Options. The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code section 422 or nonqualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Corporation or of any Parent or Subsidiary of the Corporation. Options intended to qualify as incentive stock options under Code section 422 must have an exercise price at least equal to Fair Market Value on the date of grant, but nonqualified stock options may be granted with an exercise price less than Fair Market Value. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

(b)	Stock Appreciation Rights. The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights ("SAR"). An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. Payment by the Corporation of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

(c)	Stock Awards. The Administrator may from time to time grant restricted, performance restricted, or unrestricted stock Awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A stock Award may be paid in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator.

(d)	Phantom Stock. The Administrator may from time to time grant Awards to eligible participants denominated in stock-equivalent units ("phantom stock") in such amounts and on such terms and conditions as it shall determine. Phantom stock units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Corporation's assets. An Award of phantom stock may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a phantom stock unit solely as a result of the grant of a phantom stock unit to the grantee.

(e)	Performance Awards. The Administrator may grant performance awards which become payable on account of attainment of one or more performance goals established by the Administrator. Performance awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. A performance goal can be based on one or more of the business criteria listed below, which apply to a participant, a business unit, or the Corporation, and in absolute terms or relative to a base period or the performance of a comparable entity, peer group, or index of companies, over such performance period as the Administrator may designate:

(i)	Earnings or Profitability: any derivative of revenue; earnings or loss (gross, operating, net, or adjusted); earnings or loss before interest and taxes ("EBIT"); earnings or loss before interest, taxes, depreciation, and amortization ("EBITDA"); profit margin; operating margin; or expense level or ratio; in each case, as may be adjusted exclude any of the following: interest expense, asset impairment or investment losses, or early extinguishment of debt or stock-based compensation expense;

(ii)	Return: any derivative of return on investment, assets, equity, or capital (total or invested);

(iii)	Investment: relative risk-adjusted investment performance or investment performance of assets under management;

(iv)	Cash Flow: any derivative of operating cash flow, cash flow sufficient to achieve a financial ratio or specified cash balance, free cash flow, cash flow return on capital, net cash provided by operating activities, cash flow per share, or working capital;

(v)	Liquidity: any derivative of debt leverage (including debt to capital, net debt to capital, debt to EBITDA or any other liquidity ratio);

(vi)	Equity: any derivative of return on equity; total stockholder return; stock price; stock price appreciation; market capitalization; earnings or loss per share (basic or diluted, before or after taxes); or

(vii)	Strategic Criteria: increased market penetration or market share; growth through acquisition; optimization of profit margins; new product or service offerings; progress toward development of internal equity-driven culture or other desired workforce characteristics; divestment of non-core business units; development of a commissioned sales force globally; or other goals that relate to or support the Corporation's strategies.

The Administrator may make one or more objectively determinable adjustments to the manner in which one or more performance goals is calculated or measured to account for, or ignore, one or more of the following:  (1) items related to a change in accounting principle; (2) items relating to financing activities; (3) expenses for restructuring or productivity initiatives; (4) other non-operating items; (5) items related to acquisitions; (6) items attributable to the business operations of any entity acquired by the Corporation during the Performance Period; (7) items related to the sale or disposition of a business or segment of a business; (8) items related to discontinued operations that do not qualify as a segment of a business under U.S.  generally accepted accounting principles; (9) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (10) any other items of significant income or expense which are determined to be appropriate adjustments; (11) items relating to unusual or extraordinary corporate transactions, events or developments, (12) items related to amortization of acquired intangible assets; (13) items that are outside the scope of the Corporation's core, on-going business activities; (14) changes in foreign currency exchange rates; (15) items relating to changes in tax laws; (16) certain identified expenses (including, but not limited to, cash bonus expenses, incentive expenses and acquisition-related transaction and integration expenses); (17) items relating to asset impairment charges; or (18) items relating to gains or unusual or nonrecurring events or changes in applicable law, accounting principles or business conditions.

7.	Miscellaneous

(a)	Withholding of Taxes. Grantees and holders of Awards shall pay to the Corporation or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Corporation or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Corporation or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes and shall not exceed in amount the limit necessary to avoid liability-accounting treatment.

(b)	Loans. To the extent permitted by law, the Corporation or its Affiliate may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

(c)	Transferability. Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee's guardian or legal representative.

(d)	Adjustments; Business Combinations. In the event of changes in the Common Stock of the Corporation by reason of any stock dividend, spin-off, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the Administrator shall make appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan as provided in Section 4 of the Plan and to the number, kind and price of shares covered by outstanding Awards, and shall make any other adjustments in outstanding Awards, including but not limited to reducing the number of shares subject to Awards or providing or mandating alternative settlement methods such as settlement of the Awards in cash or in shares of Common Stock or other securities of the Corporation or of any other entity, or in any other matters which relate to Awards as the Administrator shall determine to be necessary or appropriate.

The Administrator is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Corporation, or the financial statements of the Corporation or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided, however, that no adjustment shall be made to an Award subject to Code section 409A if the adjustment would violate Code section 409A.

(e)	Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for Awards held by employees or directors of entities who become or are about to become employees or directors of the Corporation or an Affiliate as the result of a merger or consolidation of the employing entity with the Corporation or an Affiliate, or the acquisition by the Corporation or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

(f)	Termination, Amendment and Modification of the Plan. The Board may terminate, amend or modify the Plan or any portion thereof at any time.

(g)	Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Corporation or shall interfere in any way with the right of the Corporation to terminate such service at any time with or without cause or notice.

(h)	No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Corporation pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

(i)	Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Maryland without regard to its conflict of laws principles.

(j)	409A Savings Clause. The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, Code section 409A. The Plan and all Awards granted under the Plan shall be administered, interpreted, and construed in a manner consistent with Code section 409A to the extent necessary to avoid the imposition of additional taxes under Code section 409A(a)(1)(B). Should any provision of the Plan, any Grant Agreement, or any other agreement or arrangement contemplated by the Plan be found not to comply with, or otherwise be exempt from, the provisions of Code section 409A, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Administrator, and without the consent of the holder of the Award, in such manner as the Administrator determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Code section 409A. Notwithstanding anything in the Plan to the contrary, in no event shall the Administrator exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Code section 409A unless, and solely to the extent that, such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A-3(j)(4) or any successor provision.

(k)	Effective Date; Termination Date. The Plan is effective as of April 22, 2016, the date on which the Plan, as an amendment and restatement of the Prior Plan, was approved by the Board, subject to the approval of the stockholders of the Corporation within twelve months of such effective date. No Award shall be granted under the Plan after the close of business on April 21, 2026. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.